UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2021

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 of this report, on June 17, 2021, the stockholders of the Mustang Bio, Inc. (“Mustang”) voted at the 2021 Annual Meeting to approve an amendment to Mustang’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 25,000,000 shares, bringing the total number of authorized shares of common stock to 150,000,000 shares (the “Amendment”).

On June 17, 2021, following the 2021 Annual Meeting, the Company filed a certificate of amendment (the “Certificate”) giving effect to the Amendment with the Secretary of State of the State of Delaware. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Mustang held its annual meeting of stockholders on June 17, 2021 by means of an online virtual meeting platform at 3:00 p.m. Eastern Time. Stockholders representing 67,445,018, or 77.70% of the 86,797,943 shares entitled to vote were represented in person or by proxy constituting a quorum. At the annual meeting, the following five proposals were approved: (i) the election of six directors to hold office until the 2022 annual meeting; (ii) the ratification of the appointment of BDO USA, LLP as Mustang’s independent registered public accounting firm for the year ending December 31, 2021; (iii) an amendment to Mustang’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 25,000,000 shares from 125,000,000 to 150,000,000; (iv) an amendment to Mustang’s 2016 Incentive Plan to increase the shares of common stock available for issuance under the 2016 Incentive Plan by 3,000,000 shares; and (v) an amendment to Mustang’s 2019 Employee Stock Purchase Plan to increase the shares of common stock available for issuance under the 2019 Employee Stock Purchase Plan by 600,000 shares. Proposal 3, a shareholder proposal to amend the Company’s articles and/or bylaws to require majority vote in director elections, was not approved. The six proposals are described in detail in Mustang’s definitive proxy statement dated April 30, 2021 for the annual meeting.

Proposal 1

The votes with respect to the election of six directors to hold office until the 2022 annual meeting were as follows:

Director	For	% Voted For	Withheld	% Voted Withheld
Michael S. Weiss	23,856,742	66.90%	11,803,741	33.10%
Lindsay A. Rosenwald, M.D.	23,831,511	66.83%	11,828,972	33.17%
Neil Herskowitz	25,810,625	72.38%	9,849,858	27.62%
Manuel Litchman, M.D.	27,106,829	76.01%	8,553,654	23.99%
Adam Chill	29,709,544	83.31%	5,950,939	16.69%
Michael Zelefsky, M.D.	29,737,383	83.39%	5,923,100	16.61%

In addition, holders of all of Mustang’s issued and outstanding Class A Preferred Stock voted all of their preferred shares in favor of re-electing the six directors named above.

Proposal 2

The votes with respect to the ratification of BDO USA, LLP as Mustang’s independent registered accounting firm for the year ending December 31, 2021 was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
66,561,128	431,301	452,589	0

In addition, holders of all of Mustang’s issued and outstanding Class A Preferred Stock voted all of their preferred shares in favor of ratifying the appointment of BDO USA, LLP as Mustang’s independent registered public accounting firm for the year ending December 31, 2021.

Proposal 3

The votes with respect to a shareholder proposal to amend Mustang’s articles of incorporation and/or bylaws to require a majority vote in director elections was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
17,673,865	17,766,815	219,803	31,784,535

In addition, holders of all of Mustang’s issued and outstanding Class A Preferred Stock voted all of their preferred shares against the shareholder proposal to amend Mustang’s articles of incorporation and/or bylaws to require a majority vote in director elections.

Proposal 4

The votes with respect to the approval of an amendment to Mustang’s Amended and Restated Certificate of Incorporation was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
60,924,543	5,992,543	527,932	0

In addition, holders of all of Mustang’s issued and outstanding Class A Preferred Stock voted all of their preferred shares in favor of the amendment to Mustang’s Amended and Restated Certificate of Incorporation.

Proposal 5

The vote with respect to the approval of an amendment to Mustang’s 2016 Incentive Plan was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
34,057,508	1,468,448	134,527	31,784,535

In addition, holders of all of Mustang’s issued and outstanding Class A Preferred Stock voted all of their preferred shares in favor of the amendment to Mustang’s 2016 Incentive Plan.

Proposal 6

The vote with respect to the approval of an amendment to Mustang’s 2019 Employee Stock Purchase Plan was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
34,445,971	1,159,450	55,062	31,784,535

In addition, holders of all of Mustang’s issued and outstanding Class A Preferred Stock voted all of their preferred shares in favor of the amendment to Mustang’s 2019 Employee Stock Purchase Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Mustang Bio, Inc.

10.1	Second Amendment to Mustang Bio, Inc. 2016 Incentive Plan

10.2	Amendment to Mustang Bio, Inc. 2019 Employee Stock Purchase Plan

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2021	Mustang Bio, Inc.
(Registrant)

	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer